Exhibit 99.1

IDT Corporation Reports Third Quarter Fiscal Year 2024 Results

NRS: Recurring Revenue* Up 45%; Income from Operations Up 129%, Adjusted EBITDA** Up 108%

net2phone: Subscription Revenue* Up 17%; Income from Operations Up 226%; Adjusted EBITDA Up 107%

BOSS Money: Transactions Up 44%; Revenue Up 42% -- Fintech Segment Adjusted EBITDA Turns Positive

NEWARK, NJ — June 5, 2024: IDT Corporation (NYSE: IDT), a global provider of fintech, cloud communications, and traditional communications solutions, today reported results for the third quarter of its fiscal year 2024, the three months ended April 30, 2024.

HIGHLIGHTS

(Throughout this release, unless otherwise noted, results are for the third quarter of fiscal year 2024 (3Q24) and are compared to the third quarter of fiscal year 2023 (3Q23). All earnings per share (EPS) and other ‘per share’ results are per diluted share. For 3Q24 and all prior periods presented, IDT reclassified most of its technology and development expenses from SG&A expense to a new “Technology and development” expense line item and reclassified a small portion to “Direct cost of revenues.”)

●	National Retail Solutions (NRS) added approximately 1,600 net active point-of-sale (POS) terminals during 3Q24, to reach approximately 30,300 as of April 30th. NRS recurring revenue increased 45% year-over-year to $24.0 million;

●	BOSS Money, the principal business in IDT’s Fintech segment, increased revenue 42% to $27.6 million, while increasing remittance transactions by 44% to 4.7 million;

●	net2phone added approximately 9,000 net seats served, to reach approximately 384,000 as of April 30th. Subscription revenue increased 17% to $20.0 million;

●	Consolidated revenue of $299.6 million compared to $299.3 million;

●	Consolidated gross profit increased 11% to a record $97.0 million from $87.6 million, and the consolidated gross profit margin increased 310 basis points to 32.4% from 29.3%;

●	Consolidated income from operations increased to $11.4 million from $10.4 million;

●	Net income attributable to IDT decreased to $5.6 million from $6.9 million, primarily due to an increase in the effective income tax rate in 3Q24 and to certain foreign currency transaction losses realized;

●	Consolidated Adjusted EBITDA increased to $20.6 million from $20.5 million;

●	GAAP EPS decreased to $0.22 from $0.27. Non-GAAP EPS** decreased to $0.38 from $0.46 as a result of the decrease in net income attributable to IDT;

●	During 3Q24, IDT repurchased 68,846 shares of its Class B common stock for $2.5 million.

(See ‘Notes’ later in this release for supplemental information on asterisked metrics).

1

REMARKS BY SHMUEL JONAS, CEO

“IDT’s three high-growth, high-margin businesses again delivered strong results in the third quarter, contributing to a 310-basis point improvement in our consolidated gross margin. NRS has surpassed the 30 thousand active terminal milestone, making it the largest POS network for C-stores in the country. At net2phone, Adjusted EBITDA doubled year-over-year in the current quarter, as the business continues to scale and improve its operating leverage. And at BOSS Money, our balanced, omni-channel approach to customer acquisition and focus on customer service and user experience drove another quarter of strong revenue increases, helping the Fintech segment to its first Adjusted EBITDA positive quarter.

“Looking ahead, we are very excited by the potential of each of these three businesses for sustainable, profitable growth. In our Traditional Communications segment, we are making progress turning around our IDT Digital Payments business and expect its bottom-line results will continue to improve.”

CONSOLIDATED RESULTS

IDT Consolidated Results ($ in millions, except gross profit margin and EPS)
	3Q24	2Q24	1Q24	4Q23	3Q23	3Q24-3Q23 variance
Revenue	$299.6	$296.1	$301.2	$303.8	$299.3	+0.1%
Gross profit	$97.0	$96.9	$94.0	$90.7	$87.6	+10.8%
Gross profit margin	32.4%	32.7%	31.2%	29.9%	29.3%	+310 bps
SG&A	$69.0	$67.3	$64.4	$65.7	$60.1	+14.7%
Technology and development	$12.6	$12.9	$12.4	$12.1	$12.1	+4.1%
Income from operations	$11.4	$16.0	$17.2	$12.0	$10.4	+$1.1
Adjusted EBITDA	$20.6	$21.8	$22.3	$18.1	$20.5	+$0.1
Net income attributable to IDT	$5.6	$14.4	$7.7	$8.0	$6.9	$(1.3)
EPS (diluted)	$0.22	$0.57	$0.30	$0.31	$0.27	$(0.05)
Non-GAAP EPS (diluted)	$0.38	$0.67	$0.32	$0.36	$0.46	$(0.08)

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RESULTS BY SEGMENT

National Retail Solutions (NRS)

During 3Q24 and 3Q23, the NRS segment contributed 8.6% and 6.0% of IDT’s consolidated revenue, respectively.

National Retail Solutions (NRS) (Terminals and accounts at end of period. $ in millions, except for revenue per terminal)
	3Q24	2Q24	1Q24	4Q23	3Q23	3Q24-3Q23 variance
Terminals and payment processing accounts
Active POS terminals	30,300	28,7000	27,200	25,700	23,900	+26.6%
Payment processing accounts	19,500	18,200	17,100	15,800	14,100	+38.0%

Recurring revenue
Merchant Services and other	$14.4	$12.5	$11.4	$10.3	$8.7	+65.9%
Advertising & Data	$6.7	$8.7	$8.5	$6.2	$5.8	+16.2%
SaaS Fees	$2.9	$2.7	$2.5	$2.3	$2.1	+41.0%
Total recurring revenue	$24.0	$23.9	$22.4	$18.8	$16.5	+45.4%
POS Terminal Sales	$1.8	$1.3	$1.6	$1.1	$1.6	+9.8%
Total revenue	$25.7	$25.2	$24.0	$19.9	$18.1	+42.3%

Monthly average recurring revenue per terminal*	$271	$285	$282	$253	$237	+14.0%

Gross profit	$22.1	$22.5	$20.8	$17.2	$15.0	+47.6%
SG&A	$15.7	$15.2	$13.6	$14.0	$11.6	+35.0%
Technology and development	$1.7	$1.9	$1.7	$1.5	$1.3	+28.5%
Income from operations	$4.8	$5.3	$5.5	$1.7	$2.1	+$2.7
Adjusted EBITDA	$5.6	$6.1	$6.2	$2.4	$2.7	+$2.9

Take-Aways:

●	During 3Q24, NRS added approximately 1,600 net active terminals and approximately 1,300 net payment processing accounts. NRS continues to incentivize new and existing retailers to utilize its native payment processing solution, NRS Pay.

●	The strong year-over-year increases in both Merchant Services and in SaaS Fees revenues reflects the continued, robust growth in active POS terminals and payment processing accounts, as well as increased sales of higher revenue payment processing and software plans.

●	The year-over-year revenue increase in advertising sales, which comprises most of Advertising & Data revenue, resulted from steady growth stemming from both programmatic and direct sales channel enhancements. The sequential quarterly decline was in line with expected seasonal factors characteristic of the advertising industry.

●	The year-over-year increase in monthly average recurring revenue per terminal was impacted mostly by the strong increases in Merchant Services and SaaS Fees revenues per terminal.

3

net2phone

During 3Q24 and 3Q23, the net2phone segment contributed 6.9% and 6.2% of IDT’s consolidated revenue, respectively.

net2phone (Seats in thousands at end of period. $ in millions)
	3Q24	2Q24	1Q24	4Q23	3Q23	3Q24-3Q23 variance
Seats	384	375	364	352	340	+12.9%

Revenue
Subscription revenue	$20.0	$19.3	$18.5	$17.9	$17.1	+17.1%
Other revenue	$0.7	$1.0	$1.4	$1.4	$1.3	(50.4)%
Total Revenue	$20.7	$20.4	$19.9	$19.3	$18.4	+12.4%

Gross profit	$16.4	$16.1	$15.8	$15.2	$14.6	+12.4%
SG&A	$13.0	$13.1	$13.3	$13.2	$12.5	+4.7%
Technology and development	$2.8	$2.6	$2.5	$2.5	$2.5	+12.1%
Income (loss) from operations	$0.5	$0.4	$0.0	$(0.7)	$(0.4)	+$0.9
Adjusted EBITDA	$2.1	$1.8	$1.4	$0.9	$1.0	+$1.1

Take-Aways:

●	net2phone’s year-over-year increases in seats were powered by expansion in key markets led by the U.S., Brazil, and Mexico.

●	net2phone’s combined SG&A expense and technology and development cost as a percentage of its total revenue decreased to 77% from 81% in the year ago quarter, as it continues to achieve higher levels of operating leverage as the business scales.

Fintech

During 3Q24 and 3Q23, the Fintech segment contributed 10.5% and 7.3% of IDT’s consolidated revenue, respectively.

Fintech (Transactions in millions. $ in millions except for revenue per transaction)
	3Q24	2Q24	1Q24	4Q23	3Q23	3Q24-3Q23 variance
BOSS Money Transactions	4.7	4.2	4.0	3.8	3.3	+44.2%

Fintech Revenue
BOSS Money	$27.6	$25.0	$24.2	$22.3	$19.4	+41.9%
Other	$3.9	$2.9	$2.3	$2.3	$2.3	+67.7%
Total Revenue	$31.5	$28.0	$26.6	$24.6	$21.8	+44.7%

Average revenue per transaction**	$5.84	$5.98	$5.99	$5.87	$5.94	(1.6)%

Gross profit	$17.3	$16.1	$14.8	$13.6	$12.6	+37.8%
SG&A	$15.3	$14.3	$14.2	$13.6	$12.0	+26.7%
Technology and development	$2.5	$2.5	$2.1	$2.0	$1.8	+37.3%
Loss from operations	$(0.6)	$(0.7)	$(1.4)	$(1.9)	$(1.3)	+$0.8
Adjusted EBITDA	$0.2	$0.0	$(0.7)	$(1.2)	$(0.6)	+$0.9

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Take-Aways:

●	The 44% year-over-year increase in BOSS Money transactions comprised a 43% increase in digital transactions via the BOSS Money and BOSS Calling apps, and a 49% increase in retail transactions. The latter was driven primarily by expansion of the BOSS Money retail agent network.

●	BOSS Money revenue increased 42% as a result of transactions growth, driven by cross-marketing within the larger BOSS ecosystem, the expansion of the BOSS Money retailer network, and enhanced user-experience within the BOSS Money and Boss Calling apps.

●	The Fintech segment generated positive Adjusted EBITDA for the first time, primarily as a result of the continued growth in BOSS Money transactions, revenue, and gross profit.

Traditional Communications

During 3Q24 and 3Q23, the Traditional Communications segment contributed 74.0% and 80.5% of IDT’s consolidated revenue, respectively.

Traditional Communications ($ in millions)
	3Q24	2Q24	1Q24	4Q23	3Q23	3Q24-3Q23 variance
Revenue
IDT Digital Payments	$101.6	$99.6	$100.0	$100.8	$101.0	+0.5%
BOSS Revolution Calling	$63.2	$66.7	$71.2	$75.4	$77.6	(18.5)%
IDT Global	$50.1	$48.7	$52.0	$55.6	$54.5	(8.1)%
Other	$6.9	$7.5	$7.5	$8.2	$7.9	(13.1)%
Total Revenue	$221.7	$222.5	$230.7	$240.0	$241.0	(8.0)%

Gross profit	$41.2	$42.3	$42.6	$44.7	$45.4	(9.3)%
SG&A	$22.7	$21.4	$20.6	$22.3	$21.8	+4.4%
Technology & development	$5.6	$5.9	$6.1	$6.1	$6.5	(13.3)%
Income from operations	$12.5	$14.6	$15.4	$14.1	$12.9	$(0.5)
Adjusted EBITDA	$14.9	$17.0	$18.1	$18.6	$19.7	$(4.8)

Take-Away:

●	Traditional Communications revenue in the third quarter outperformed expectations with stronger than anticipated results from IDT Global.

5

OTHER FINANCIAL RESULTS

Consolidated results for all periods presented include corporate overhead. Corporate G&A expense was $2.3 million in both 3Q24 and 3Q23.

As of April 30, 2024, IDT held $174.0 million in cash, cash equivalents, debt securities, and current equity investments. Current assets totaled $408.5 million and current liabilities totaled $277.8 million. IDT had no outstanding debt at the fiscal quarter’s end.

Net cash provided by operating activities during 3Q24 was $9.6 million – an increase from 3Q23 when net cash used in operating activities was $6.9 million. Exclusive of changes in customer deposit balances at IDT’s Gibraltar-based bank, net cash provided by operating activities during 3Q24 increased to $12.3 million compared to net cash used in operating activities of $4.3 million during 3Q23.

Capital expenditures decreased to $4.7 million in 3Q24 from $5.5 million in 3Q23.

DIVIDEND

IDT will pay a $0.05 quarterly dividend on its Class A and Class B Common stock on or about June 17th to stockholders of record as of the close of business on June 10th.

IDT EARNINGS ANNOUNCEMENT INFORMATION

This release is available for download in the “Investors & Media” section of the IDT Corporation website (https://www.idt.net/investors-and-media) and has been filed on a current report (Form 8-K) with the SEC.

IDT will host an earnings conference call beginning at 5:30 PM Eastern today with management’s discussion of results followed by Q&A with investors. To listen to the call and participate in the Q&A, dial 1-888-506-0062 (toll-free from the US) or 1-973-528-0011 (international) and request the IDT Corporation call (participant access code: 217002).

A replay of the conference call will be available approximately three hours after the call concludes through June 19, 2024. To access the call replay, dial 1-877-481-4010 (toll-free from the US) or 1-919-882-2331 (international) and provide this replay passcode: 50617. The replay will also be accessible via streaming audio at the IDT investor relations website.

NOTES

*Adjusted EBITDA and Non-GAAP EPS are Non-GAAP financial measures intended to provide useful information that supplements IDT’s or the relevant segment’s results in accordance with GAAP. Please refer to the Reconciliation of Non-GAAP Financial Measures later in this release for an explanation of these terms and their respective reconciliations to the most directly comparable GAAP measures.

**See ‘Explanation of Key Performance Metrics’ at the end of this release.

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ABOUT IDT CORPORATION

IDT Corporation (NYSE: IDT) is a global provider of fintech and communications services through a portfolio of synergistic businesses: National Retail Solutions (NRS), through its point-of-sale (POS) platform, enables independent retailers to operate more effectively while providing advertisers and marketers with unprecedented reach into underserved consumer markets; net2phone provides enterprises and organizations with intelligently integrated cloud communications and contact center services across channels and devices; IDT’s fintech and neo-banking services include BOSS Money, a popular international remittance business, as well as other services that make saving, spending, and sharing money easy and secure; IDT Digital Payments and BOSS Revolution Calling make sharing prepaid products and services and speaking with friends and family around the world convenient and reliable; and, IDT Global and IDT Express enable communications services to provision and manage international voice and SMS messaging.

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, IDT assumes no obligation to update any forward-looking statements.

CONTACT

IDT Corporation Investor Relations

Bill Ulrey

william.ulrey@idt.net

973-438-3838

7

IDT CORPORATION

CONSOLIDATED BALANCE SHEETS

	April 30, 2024	July 31, 2023
	(Unaudited)
	(in thousands, except per share data)
Assets
Current assets:
Cash and cash equivalents	$139,773	$103,637
Restricted cash and cash equivalents	93,072	95,186
Debt securities	29,384	42,414
Equity investments	4,844	6,198
Trade accounts receivable, net of allowance for credit losses of $6,717 at April 30, 2024 and allowance for doubtful accounts of $5,642 at July 31, 2023	38,967	32,092
Settlement assets, net of reserve of $1,676 at April 30, 2024 and $1,143 at July 31, 2023	21,435	32,396
Disbursement prefunding	36,626	30,113
Prepaid expenses	20,046	16,638
Other current assets	24,385	28,394
Total current assets	408,532	387,068
Property, plant, and equipment, net	38,515	38,655
Goodwill	26,254	26,457
Other intangibles, net	6,591	8,196
Equity investments	6,630	9,874
Operating lease right-of-use assets	4,370	5,540
Deferred income tax assets, net	15,270	24,101
Other assets	11,140	10,919
Total assets	$517,302	$510,810
Liabilities, redeemable noncontrolling interest, and equity
Current liabilities:
Trade accounts payable	$23,976	$22,231
Accrued expenses	99,335	110,796
Deferred revenue	32,070	35,343
Customer deposits	83,660	86,481
Settlement liabilities	22,853	21,495
Other current liabilities	15,937	17,761
Total current liabilities	277,831	294,107
Operating lease liabilities	1,753	2,881
Other liabilities	3,647	3,354
Total liabilities	283,231	300,342
Commitments and contingencies
Redeemable noncontrolling interest	10,791	10,472
Equity:
IDT Corporation stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—10,000; no shares issued	—	—
Class A common stock, $.01 par value; authorized shares—35,000; 3,272 shares issued and 1,574 shares outstanding at April 30, 2024 and July 31, 2023	33	33
Class B common stock, $.01 par value; authorized shares—200,000; 28,165 and 27,851 shares issued and 23,766 and 23,699 shares outstanding at April 30, 2024 and July 31, 2023, respectively	282	279
Additional paid-in capital	303,055	301,408
Treasury stock, at cost, consisting of 1,698 and 1,698 shares of Class A common stock and 4,399 and 4,152 shares of Class B common stock at April 30, 2024 and July 31, 2023, respectively	(122,668)	(115,461)
Accumulated other comprehensive loss	(17,243)	(17,192)
Retained earnings	51,028	24,662
Total IDT Corporation stockholders’ equity	214,487	193,729
Noncontrolling interests	8,793	6,267
Total equity	223,280	199,996
Total liabilities, redeemable noncontrolling interest, and equity	$517,302	$510,810

8

IDT CORPORATION

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2024	2023	2024	2023
	(in thousands, except per share data)

Revenues	$299,643	$299,295	$896,946	$935,047
Direct cost of revenues	202,599	211,734	608,982	668,513
Gross profit	97,044	87,561	287,964	266,534
Operating expenses:
Selling, general and administrative (i)	68,962	60,130	200,685	177,475
Technology and development (i)	12,640	12,145	37,975	35,870
Severance	779	145	1,648	458
Other operating expense, net	3,231	4,764	3,041	3,948
Total operating expenses	85,612	77,184	243,349	217,751
Income from operations	11,432	10,377	44,615	48,783
Interest income, net	1,162	709	3,201	2,029
Other expense, net	(3,273)	(382)	(6,326)	(2,610)
Income before income taxes	9,321	10,704	41,490	48,202
Provision for income taxes	(2,979)	(2,960)	(10,918)	(12,594)
Net income	6,342	7,744	30,572	35,608
Net income attributable to noncontrolling interests	(791)	(854)	(2,937)	(3,093)
Net income attributable to IDT Corporation	$5,551	$6,890	$27,635	$32,515
Earnings per share attributable to IDT Corporation common stockholders:
Basic	$0.22	$0.27	$1.10	$1.27
Diluted	$0.22	$0.27	$1.09	$1.27
Weighted-average number of shares used in calculation of earnings per share:
Basic	25,345	25,518	25,233	25,544
Diluted	25,516	25,612	25,380	25,589
(i) Stock-based compensation included in:
Selling, general and administrative expense	$2,027	$1,579	$5,025	$3,096
Technology and development expense	$91	$100	$350	$441

9

IDT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended April 30,
	2024	2023
	(in thousands)
Operating activities
Net income	$30,572	$35,608
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,256	14,986
Deferred income taxes	8,830	9,200
Provision for credit losses, doubtful accounts receivable, and reserve for settlement assets	3,010	1,180
Net unrealized loss from marketable securities	1,537	3,151
Stock-based compensation	5,375	3,537
Other	2,528	2,114
Change in assets and liabilities:
Trade accounts receivable	(9,000)	57
Settlement assets, disbursement prefunding, prepaid expenses, other current assets, and other assets	6,797	(29,184)
Trade accounts payable, accrued expenses, settlement liabilities, other current liabilities, and other liabilities	(12,263)	(6,220)
Customer deposits at IDT Financial Services Limited (Gibraltar-based bank)	(431)	(2,570)
Deferred revenue	(2,903)	(3,160)
Net cash provided by operating activities	49,308	28,699
Investing activities
Capital expenditures	(13,621)	(16,033)
Purchase of convertible preferred stock in equity method investment	(1,513)	(168)
Payments for acquisition	(60)	—
Purchases of debt securities and equity investments	(27,593)	(44,166)
Proceeds from maturities and sales of debt securities and redemptions of equity investments	41,527	34,309
Net cash used in investing activities	(1,260)	(26,058)
Financing activities
Dividends paid	(1,269)	—
Distributions to noncontrolling interests	(62)	(293)
Proceeds from notes payable	100	300
Repayment of notes payable.	(128)	(2,031)
Proceeds from borrowings under revolving credit facility	32,864	2,383
Repayment of borrowings under revolving credit facility.	(32,864)	(2,383)
Proceeds from exercise of stock options	172	172
Repurchases of Class B common stock	(7,207)	(7,845)
Net cash used in financing activities	(8,394)	(9,697)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash and cash equivalents	(5,632)	2,537
Net increase (decrease) in cash, cash equivalents, and restricted cash and cash equivalents	34,022	(4,519)
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	198,823	189,562
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$232,845	$185,043
Supplemental schedule of non-cash financing activities
Shares of Class B common stock issued for business acquisition holdback payment	$100	$—
Restricted net2phone common stock withheld from employees for income tax obligations	$3,558	$—
Value of Class B common stock exchanged for National Retail Solutions shares	$6,254	$—
Conversion of equity method investment’s secured promissory notes into convertible preferred stock	$—	$4,038
Stock issued to certain executive officers for bonus payments	$1,495	$615

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*Explanation of Key Performance Metrics

NRS’ recurring revenue is NRS’ revenue in accordance with GAAP excluding revenue from POS terminal sales. NRS’ Monthly Average Recurring Revenue per Terminal is a financial metric. Monthly Average Recurring Revenue per Terminal is calculated by dividing NRS’ recurring revenue by the average number of active POS terminals during the period. The average number of active POS terminals is calculated by adding the beginning and ending number of active POS terminals during the period and dividing by two. NRS’ recurring revenue divided by the average number of active POS terminals is divided by three when the period is a fiscal quarter. Recurring revenue and Monthly Average Recurring Revenue per Terminal are useful for comparisons of NRS’ revenue and revenue per customer to prior periods and to competitors and others in the market, as well as for forecasting future revenue from the customer base.

net2phone’s subscription revenue is its revenue in accordance with GAAP excluding its equipment revenue and revenue generated by a legacy SIP trunking offering in Brazil. net2phone’s cloud communications and contact center offerings are priced on a per-seat basis, with customers paying based on the number of users in their organization. The number of seats served and subscription revenue trends and comparisons between periods are used in the analysis of net2phone’s revenues and direct cost of revenues and are strong indications of the top-line growth and performance of the business.

BOSS Money’s Average Revenue per Transaction is also a financial metric. Average Revenue per Transaction is calculated by dividing BOSS Money’s revenue in accordance with GAAP by the number of transactions during the period. Average Revenue per Transaction is useful for comparisons of BOSS Money’s revenue per transaction to prior periods and to competitors and others in the market, as well as for forecasting future revenue based on transaction trends.

**Reconciliation of Non-GAAP Financial Measures for the Third Quarter Fiscal 2024 and 2023

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States of America (GAAP), IDT also disclosed for 3Q24, 2Q24, 1Q24, 4Q23, and 3Q23 Adjusted EBITDA and non-GAAP earnings per diluted share (EPS), both of which are non-GAAP measures.

Generally, a non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

IDT’s measure of non-GAAP EPS is calculated by dividing non-GAAP net income by the diluted weighted-average shares. IDT’s measure of non-GAAP net income starts with net income attributable to IDT in accordance with GAAP and adds severance expense, stock-based compensation, and other operating expenses, and deducts other operating gains. These additions and subtractions are non-cash and/or non-routine items in the relevant fiscal 2024 and fiscal 2023 periods.

Management believes that IDT’s Adjusted EBITDA and non-GAAP EPS are measures which provide useful information to both management and investors by excluding certain expenses and non-routine gains and losses that may not be indicative of IDT’s or the relevant segment’s core operating results. Management uses Adjusted EBITDA, among other measures, as a relevant indicator of core operational strengths in its financial and operational decision making. In addition, management uses Adjusted EBITDA and non-GAAP EPS to evaluate operating performance in relation to IDT’s competitors. Disclosure of these financial measures may be useful to investors in evaluating performance and allows for greater transparency to the underlying supplemental information used by management in its financial and operational decision-making. In addition, IDT has historically reported similar financial measures and believes such measures are commonly used by readers of financial information in assessing performance, therefore the inclusion of comparative numbers provides consistency in financial reporting.

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Management refers to Adjusted EBITDA, as well as the GAAP measures income (loss) from operations and net income, on a segment and/or consolidated level to facilitate internal and external comparisons to the segments’ and IDT’s historical operating results, in making operating decisions, for budget and planning purposes, and to form the basis upon which management is compensated.

While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or capitalized in prior periods. IDT’s Adjusted EBITDA, which is exclusive of depreciation and amortization, is a useful indicator of its current performance.

Severance expense is excluded from the calculation of Adjusted EBITDA and non-GAAP EPS. Severance expense is reflective of decisions made by management in each period regarding the aspects of IDT’s and its segments’ businesses to be focused on in light of changing market realities and other factors. While there may be similar charges in other periods, the nature and magnitude of these charges can fluctuate markedly and do not reflect the performance of IDT’s core and continuing operations.

Other operating (expense) gain, net, which is a component of income (loss) from operations, is excluded from the calculation of Adjusted EBITDA and non-GAAP EPS. Other operating (expense) gain, net includes, among other items, legal fees net of insurance claims related to Straight Path Communications Inc.’s stockholders’ class action, gains from the write-off of contingent consideration liabilities, gain from the sale of state income tax credits, and fixed asset write-offs. From time-to-time, IDT may have gains or incur costs related to non-routine legal, tax, and other matters, however, these various items generally do not occur each quarter. IDT believes the gain and losses from these non-routine matters are not components of IDT’s or the relevant segment’s core operating results.

Stock-based compensation recognized by IDT and other companies may not be comparable because of the variety of types of awards as well as the various valuation methodologies and subjective assumptions that are permitted under GAAP. Stock-based compensation is excluded from IDT’s calculation of non-GAAP EPS because management believes this allows investors to make more meaningful comparisons of the operating results per share of IDT’s core business with the results of other companies. However, stock-based compensation will continue to be a significant expense for IDT for the foreseeable future and an important part of employees’ compensation that impacts their performance.

Adjusted EBITDA and non-GAAP EPS should be considered in addition to, not as a substitute for, or superior to, income (loss) from operations, cash flow from operating activities, net income, basic and diluted earnings per share or other measures of liquidity and financial performance prepared in accordance with GAAP. In addition, IDT’s measurements of Adjusted EBITDA and non-GAAP EPS may not be comparable to similarly titled measures reported by other companies.

Following are reconciliations of Adjusted EBITDA and non-GAAP EPS to the most directly comparable GAAP measure, which are, (a) for Adjusted EBITDA, income (loss) from operations for IDT’s reportable segments and net income for IDT on a consolidated basis, and (b) for non-GAAP EPS, diluted earnings per share.

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IDT Corporation

Reconciliation of Net Income to Adjusted EBITDA

(unaudited) in millions. Figures may not foot or cross-foot due to rounding to millions

	Total IDT Corporation	Traditional Communica-tions	net2phone	NRS	Fintech	Corporate
Three Months Ended April 30, 2024 (3Q24)
Net income attributable to IDT Corporation	$5.6
Adjustments:
Net income attributable to noncontrolling interests	0.8
Net income	6.3
Provision for income taxes	3.0
Income before income taxes	9.3
Interest income, net	(1.2)
Other expense, net	3.3
Income (loss) from operations	11.4	$12.5	$0.5	$4.8	$(0.6)	$(5.7)
Depreciation and amortization	5.1	2.0	1.6	0.8	0.7	-
Severance	0.8	0.4	0.1	-	-	0.3
Other operating expense, net	3.2	-	-	-	0.1	3.2
Adjusted EBITDA	$20.6	$14.9	$2.1	$5.6	$0.2	$(2.3)

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IDT Corporation

Reconciliation of Net Income to Adjusted EBITDA

(unaudited) in millions. Figures may not foot or cross-foot due to rounding to millions

	Total IDT Corporation	Traditional Communica-tions	net2phone	NRS	Fintech	Corporate
Three Months Ended January 31, 2024 (2Q24)
Net income attributable to IDT Corporation	$14.4
Adjustments:
Net income attributable to noncontrolling interests	1.3
Net income	15.8
Provision for income taxes	4.0
Income before income taxes	19.7
Interest income, net	(1.2)
Other income, net	(2.5)
Income (loss) from operations	16.0	$14.6	$0.4	$5.3	$(0.7)	$(3.6)
Depreciation and amortization	5.1	2.0	1.6	0.8	0.7	-
Severance	0.3	0.3	-	-	-	-
Other operating expense (gain), net	0.3	-	(0.1)	-	-	0.4
Adjusted EBITDA	$21.8	$17.0	$1.8	$6.1	$-	$(3.2)

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IDT Corporation

Reconciliation of Net Income to Adjusted EBITDA

(unaudited) in millions. Figures may not foot or cross-foot due to rounding to millions

	Total IDT Corporation	Traditional Communica-tions	net2phone	NRS	Fintech	Corporate
Three Months Ended October 31, 2023 (1Q24)
Net income attributable to IDT Corporation	$7.7
Adjustments:
Net income attributable to noncontrolling interests	0.8
Net income	8.5
Provision for income taxes	3.9
Income before income taxes	12.4
Interest income, net	(0.8)
Other expense, net	5.6
Income (loss) from operations	17.2	$15.4	$-	$5.5	$(1.4)	$(2.3)
Depreciation and amortization	5.0	2.1	1.4	0.7	0.7	-
Severance	0.5	0.5	-	-	-	-
Other operating gain, net	(0.5)	-	-	-	-	(0.5)
Adjusted EBITDA	$22.3	$18.1	$1.4	$6.2	$(0.7)	$(2.8)

	Total IDT Corporation	Traditional Communica-tions	net2phone	NRS	Fintech	Corporate
Three Months Ended July 31, 2023(4Q23)
Net income attributable to IDT Corporation	$8.0
Adjustments:
Net income attributable to noncontrolling interests	0.8
Net income	8.8
Provision for income taxes	3.8
Income before income taxes	12.6
Interest income, net	(1.1)
Other expense, net	0.5
Income (loss) from operations	12.0	$14.1	$(0.7)	$1.7	$(1.9)	$(1.2)
Depreciation and amortization	5.1	2.3	1.5	0.7	0.7	-
Severance	0.5	0.4	0.1	-	-	-
Other operating expense (gain), net	0.5	1.8	0.1	-	-	(1.4)
Adjusted EBITDA	$18.1	$18.6	$0.9	$2.4	$(1.2)	$(2.6)

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IDT Corporation

Reconciliation of Net Income to Adjusted EBITDA

(unaudited) in millions. Figures may not foot or cross-foot due to rounding to millions

	Total IDT Corporation	Traditional Communica-tions	net2phone	NRS	Fintech	Corporate
Three Months Ended April 30, 2023 (3Q23)
Net income attributable to IDT Corporation	$6.9
Adjustments:
Net income attributable to noncontrolling interests	0.9
Net income	7.7
Provision for income taxes	3.0
Income before income taxes	10.7
Interest income, net	(0.7)
Other expense, net	0.4
Income (loss) from operations	10.4	$12.9	$(0.4)	$2.1	$(1.3)	$(2.9)
Depreciation and amortization	5.2	2.5	1.4	0.6	0.7	-
Severance	0.1	0.1	-	-	-	-
Other operating expense, net	4.8	4.1	-	-	-	0.6
Adjusted EBITDA	$20.5	$19.7	$1.0	$2.7	$(0.6)	$(2.3)

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IDT Corporation

Reconciliation of Earnings per share to Non-GAAP EPS

(unaudited) in millions, except per share data. Figures may not foot due to rounding to millions.

	3Q24	2Q24	1Q24	4Q23	3Q23

Net income attributable to IDT Corporation	$5.6	$14.4	$7.7	$8.0	$6.9
Adjustments (add) subtract:
Stock-based compensation	(2.1)	(2.5)	(0.8)	(1.0)	(1.7)
Severance expense	(0.8)	(0.3)	(0.5)	(0.5)	(0.1)
Other operating (expense) gain, net	(3.2)	(0.3)	0.5	(0.5)	(4.8)
Total adjustments	(6.1)	(3.1)	(0.8)	(2.0)	(6.6)
Income tax effect of total adjustments	(2.0)	(0.6)	(0.3)	(0.7)	(1.8)
	4.1	2.5	0.5	1.3	4.8
Non-GAAP net income	$9.7	$16.9	$8.2	$9.3	$11.7

Earnings per share:
Basic	$0.22	$0.57	$0.30	$0.31	$0.27
Total adjustments	0.16	0.10	0.03	0.06	0.19
Non-GAAP - basic	$0.38	$0.67	$0.33	$0.37	$0.46

Weighted-average number of shares used in calculation of basic earnings per share	25.3	25.2	25.2	25.4	25.5

Diluted	$0.22	$0.57	$0.30	$0.31	$0.27
Total adjustments	0.16	0.10	0.02	0.05	0.19
Non-GAAP - diluted	$0.38	$0.67	$0.32	$0.36	$0.46

Weighted-average number of shares used in calculation of diluted earnings per share	25.5	25.3	25.3	25.5	25.6

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